Exhibit 16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Stone Harbor Emerging Markets Income Fund (the “Trust”), hereby constitute and appoint George R. Aylward, Julia Short and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus Stone Harbor Emerging Markets Total Income Fund with and into Virtus Stone Harbor Emerging Markets Income Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 24th day of March, 2023.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sarah E. Cogan
Sarah E. Cogan, Trustee	Deborah A. DeCotis, Trustee

/s/ F. Ford Drummond	/s/ Sidney E. Harris
F. Ford Drummond, Trustee	Sidney E. Harris, Trustee

/s/ John R. Mallin	/s/ Connie D. McDaniel
John R. Mallin, Trustee	Connie D. McDaniel, Trustee

/s/ Philip McLoughlin	/s/ Geraldine M. McNamara
Philip McLoughlin, Trustee	Geraldine M. McNamara, Trustee

/s/ R. Keith Walton
R. Keith Walton, Trustee	Brian T. Zino, Trustee

All signatures need not appear on the same copy of this Power of Attorney.